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                                                                   Exhibit 10.14



                         FIRST AMENDMENT TO OFFICE LEASE


This First Amendment to Office Lease (this "Amendment") is made and entered into as of this ____ day of July, 1997 by and between SEOC I LIMITED PARTNERSHIP, an Arizona limited partnership ("Landlord") and ORTHOPAEDIC BIOSYSTEMS, LTD., an Arizona corporation ("Tenant").

                                    RECITALS

A. Landlord and Tenant have previously entered into that certain Office Lease dated May 6, 1997 (the "Lease").

B. Landlord and Tenant wish to amend the Lease, subject to and in accordance with the terms, covenants and provisions of this First Amendment.

                                    AGREEMENT

In consideration of the Lease, the foregoing recitals, and the mutual agreements, covenants and promises contained in this Amendment and other valuable consideration, the receipt, sufficiency and validity of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. DEFINITIONS. All capitalized terms used in this First Amendment shall have the meanings assigned to such terms in the Lease, unless the context expressly requires otherwise.

2. ADJUSTMENT TO SQUARE FOOTAGE OF LEASED PREMISES. The reference to "approximately 6,130 rentable square feet" in Article 1.8 and Exhibit G is hereby amended to read "5,885 rentable square feet", and the parties confirm that the actual rentable square footage of the Premises is 5,885 square feet.

3. ADJUSTMENT TO COMMENCEMENT DATE AND EXPIRATION DATE. Article 1.11 is hereby amended to read "July 10, 1997 until July 9, 2002".

4.       ADJUSTMENT TO ANNUAL BASIC RENT. The Annual Basic Rent as set forth in
         Article 1.12 is hereby deleted in its entirety, and there is substituted in its place the following:

                  Lease years 1-3: $76,505.00 ($6,375.42 per month); based upon a rental rate of $13.00 per rentable square foot.

                  Lease Year 4: $78,859.00 ($6,571.58 per month); based upon a rental rate of $13.40 per rentable square foot.


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                  Lease Year 5: $81,213.00 ($6,767.75 per month); based upon a rental rate of $13.80 per rentable square foot.

5. FULL FORCE AND EFFECT. Except as specifically modified by this First Amendment, all of the terms, conditions and provisions of the Lease remain unmodified and in full force and effect. All references to the Lease shall be deemed to be a reference to the Lease as modified by this First Amendment.

LANDLORD:                                           TENANT:

SEOC I LIMITED PARTNERSHIP, an                      ORTHOPAEDIC BIOSYSTEMS, LTD.
Arizona limited partnership                         an Arizona corporation


By:  Cavan Investments, Ltd., an                    By: /s/ D. Ronald Yagoda
     Arizona corporation                            Name: D. Ronald Yagoda
Its; General Partner                                Its: President


     By:
          David V. Cavan

     Its: President


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